EXHIBIT 10
FNBH BANCORP, INC.
EMPLOYEES’ STOCK PURCHASE PLAN
(As amended through January 20, 2005)
     1. Purpose. The purpose of the FNBH Bancorp, Inc. Employees’ Stock Purchase Plan (the “Plan”) is to provide employees of FNBH Bancorp, Inc. and First National Bank in Howell (collectively the “Company”) with a further inducement to continue their employment with the Company and to encourage such employees to increase their efforts to promote the best interests of the Company. The Plan allows Eligible Employees to purchase shares of common stock, no par value (the “Stock”) of the Company, at a price less than the market price under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Committee to Administer Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
     3. Eligibility. Participation under the Plan shall be open to all active employees (the “Eligible Employees”) of the Company except (a) employees who have been continuously employed by the Company for less than one year at the beginning of an Option Period (as defined below); (b) employees whose customary employment by the Company is less than 20 hours per week; and (c) employees whose customary employment by the Company is for not more than 5 months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company aggregating more than $25,000 of the fair market value of such stock (“Maximum Value”) (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.
     4. Stock Available for Plan. Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company’s presently or hereafter authorized but unissued Stock or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is 30,000 shares, subject, however, to adjustment as set forth below. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.
     5. Effective Dates. This Plan shall become effective on October 1, 2000 (the “Effective Date”), provided that the Plan has been adopted by the Company’s Board of Directors and approved by the shareholders of the Company not later than the first anniversary of the date of adoption of the Plan by the Board of Directors. The first Option Period under the Plan shall commence on October 1, 2000, and end on December 31, 2000. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter year of the Company and end on the last day of each such fiscal quarter year.

     6. Participation.
          (a) Eligibility. An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by (i) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (the “Authorization”) to the Company’s payroll department; and/or (ii) during the Lump Sum Payment Period defined in Section 7(b) below, completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee’s Purchase Account. The Authorization will direct a regular payroll deduction from the Participant’s compensation to be made on each of the Participant’s pay dates occurring during each Option Period in which he or she is a Participant.
          (b) Holding Period. As a condition to participation in the Plan, each participant agrees not to sell or otherwise dispose of such shares for a period of at least two consecutive years following the Purchase Date, as defined below, for such shares without the prior written consent of the Committee, unless the sale or disposition is pursuant to termination of employment under Section 12 of the Plan below.
     7. Payroll Deductions, Lump Sum Payments and Accounts.
          (a) Payroll Deductions. The Company will maintain payroll deduction accounts for all Participants who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant’s Stock Purchase Account (the “Purchase Account”). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant’s Purchase Account. Subject to Section 3 above, a Participant may authorize a payroll deduction in any amount not less than twenty dollars ($20.00) for each pay date.
          (b) Lump Sum Payments. Subject to Section 3 above, a Participant may make one lump sum payment in any Option Period in any amount not less than two hundred dollars ($200); provided that such election is made during the thirty (30) day period ending on the fifteenth (15th) day of the last month of each Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year exceed the amount that would result in the purchase of Stock having an aggregate Maximum Value (as defined in Section 3 above).
          (c) Accounts. The Committee shall cause to be established for bookkeeping purposes a “Purchase Account” and a “Share Account.” Amounts credited to the Purchase Account shall be made in the manner set forth in Section 7(a) above. Shares of common stock purchased under the Plan shall be allocated to each Participant’s Share Account and shall be allocated in the manner set forth in Section 10 below. Until certificates for such Shares are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate, or otherwise encumber any of the Shares.
     8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant’s Authorization and shall continue until the Participant’s participation terminates, the Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant’s payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten (10) days prior to the beginning of such Option Period.
     9. Termination of Participation; Withdrawal of Funds. A Participant may for any reason at any time on written notice given to the Company prior to the Participant’s last pay date in any Option Period elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any termination by a Participant of participation, he or she shall cease to be a Participant, his or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has terminated participation in the Plan may thereafter begin participation in the Plan again only during the fiscal year of the Company following the fiscal year of the Company in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

     10. Purchase of Shares. Each Participant during each Option Period under this Plan will be granted an option as of the “Purchase Date” (as defined below) for the purchase of as many shares of Stock as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. Through the Option Period ending March 31, 2005, the purchase price for each share of Stock purchased shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date (as defined below), and beginning with the Option Period starting April 1, 2005, the purchase price for each share of Stock purchased shall be ninety-five percent (95%) of the Fair Market Value of a share of Stock on the Purchase Date (as defined below). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term “Purchase Date” shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant’s Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant’s Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant’s account maintained by the Company’s transfer agent. As of each subsequent Purchase Date when funds have again accrued in the Participant’s Purchase Account, shares will be purchased in the same manner.
     Fair Market Value means, as long as the Stock is not actively traded in any recognized market, the average price per share at which shares of Stock were bought or sold during the three (3) preceding months (the “Market Period”) in transactions known to management of the Company involving 100 or more shares between purchasers and sellers; provided that if the total number of shares purchased or sold during the Market Period is less than 100 shares, the Market Period shall be the preceding six month period. The determination of Fair Market Value by the Committee shall be final and binding.
     If the Stock is traded in the NASDAQ SmallCap market, the NASDAQ NMS market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the average of the last reported sales price of the Stock as of the close of business for each of the last thirty (30) trading days of the applicable Option Period.
     11. Issuance of Share Certificates. Except as otherwise provided in this Plan, Shares of Stock acquired by Participants under the Plan shall be recorded and held in book entry only. Stock certificates for any of whole shares in a Participant’s Purchase Account may be issued to such Participant only upon receipt by the Committee of the Participant’s written request, which request shall indicate the number of shares (up to the maximum of the number of full Shares in the Participant’s Purchase Account) for which the Participant wishes to receive stock certificates. Certificates will be issue to Participants only if (a) the Participant has held the shares for a minimum of two (2) years from the Purchase Date, and (b) the Participant owns at least one hundred (100) Shares of Stock as a result of purchases under this Plan, unless such certificate is being issued upon termination of employment. The appropriate share certificates shall be issued to a Participant as soon as practical after the end of an Option Period for which the qualifying request is timely made. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.
     12. Rights on Retirement, Death, or Termination of Employment. In the event of a Participant’s retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant’s Purchase Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate.
     13. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.
     14. Application of Funds. All funds received or held by the Company under this Plan may be used by the Company for any corporate purpose.
     15. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

     16. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on September 30, 2010. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.
     17. Governmental Regulations. The Company’s obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.